THE CONNECTICUT LIGHT AND POWER COMPANY AND SUBSIDIARIES
3.1  PRO FORMA BALANCE SHEET -- ASSETS
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                        PRO
                                                                                                       FORMA
                                                                                                      GIVING
                                                                                    PRO               EFFECT
                                                                                   FORMA                TO
                                                                  PER BOOK          ADJ.                ADJ.
ASSETS
------
Current Assets:
  Cash and cash equivalents                                     $      159     $  375,000  a      $  375,159
  Investments in Securitizable assets                              178,908                           178,908
  Receivables, net                                                  88,001                            88,001
  Accounts receivable from affiliated companies                     51,060                            51,060
  Unbilled revenues                                                  5,801                             5,801
  Notes receivable from affiliated companies                         1,900                             1,900
  Fuel, materials and supplies, at average cost                     32,379                            32,379
  Prepayments and other                                             19,407                            19,407
                                                                ----------     ----------         ----------
                                                                   377,615        375,000            752,615
                                                                ----------     ----------         ----------
Property, Plant and Equipment:
  Electric utility                                               3,139,128                         3,139,128
     Less: Accumulated depreciation                              1,113,991                         1,113,991
                                                                ----------     ----------         ----------
                                                                 2,025,137          -              2,025,137
  Construction work in progress                                    153,556                           153,556
                                                                ----------     ----------         ----------
                                                                 2,178,693          -              2,178,693
                                                                ----------     ----------         ----------

Deferred Debits and Other Assets:
  Regulatory assets                                              1,702,677                         1,702,677
  Prepaid pension                                                  276,173                           276,173
  Other                                                             96,925                            96,925
                                                                ----------     ----------         ----------
                                                                 2,075,775           -             2,075,775
                                                                ----------     ----------         ----------
Total Assets                                                    $4,632,083     $  375,000         $5,007,083
                                                                ==========     ==========         ==========

                                                                                                        PRO
                                                                                                       FORMA
                                                                                                      GIVING
                                                                                    PRO               EFFECT
                                                                                   FORMA                TO
                                                                  PER BOOK          ADJ.                ADJ.
LIABILITIES AND CAPITALIZATION
------------------------------
Current Liabilities:
  Notes payable to banks                                        $     -        $  375,000  a     $   375,000
  Accounts payable                                                 174,890                           174,890
  Accounts payable to affiliated companies                         117,904                           117,904
  Accrued taxes                                                     34,350         (3,383) b          30,968
  Accrued interest                                                  10,077          8,456  b          18,533
  Other                                                             48,495                            48,495
                                                                ----------     ----------         ----------
                                                                   385,716        380,074            765,790
                                                                ----------     ----------         ----------

Rate Reduction Bonds                                             1,245,728                         1,245,728
                                                                ----------     ----------         ----------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                                756,461                           756,461
  Accumulated deferred investment tax credits                       93,408                            93,408
  Deferred contractual obligations                                 234,537                           234,537
  Other                                                            276,325                           276,325
                                                                ----------     ----------         ----------
                                                                 1,360,731            -            1,360,731
                                                                ----------     ----------         ----------
Capitalization:
  Long-Term Debt                                                   827,866                           827,866
                                                                ----------     ----------         ----------
  Preferred Stock - Nonredeemable                                  116,200                           116,200
                                                                ----------     ----------         ----------
  Common Stockholder's Equity:
    Common stock                                                    60,352                            60,352
    Capital surplus, paid in                                       327,299                           327,299
    Retained earnings                                              308,554         (5,074) b         303,480
    Accumulated other comprehensive (loss)/income                     (363)                             (363)
                                                                ----------     ----------         ----------
  Common Stockholder's Equity                                      695,842         (5,074)           690,768
                                                                ----------     ----------         ----------
Total Capitalization                                             1,639,908         (5,074)         1,634,834
                                                                ----------     ----------         ----------
Total Liabilities and Capitalization                            $4,632,083     $  375,000         $5,007,083
                                                                ==========     ==========         ==========


THE CONNECTICUT LIGHT AND POWER COMPANY AND SUBSIDIARIES
3.2  PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                        PRO
                                                                                                       FORMA
                                                                                                      GIVING
                                                                                    PRO               EFFECT
                                                                                   FORMA                TO
                                                                  PER BOOK          ADJ.                ADJ.
Operating Revenues                                              $2,507,036     $                  $2,507,036
                                                                ----------     ----------         ----------
Operating Expenses:
  Operation -
     Fuel, purchased and net interchange power                   1,477,347                         1,477,347
     Other                                                         300,439                           300,439
  Maintenance                                                       80,132                            80,132
  Depreciation                                                      98,360                            98,360
  Amortization of regulatory assets, net                           178,274                           178,274
  Taxes other than income taxes                                    137,299                           137,299
  Gain on sale of utility plant                                    (16,143)                          (16,143)
                                                                ----------     ----------         ----------
        Total operating expenses                                 2,255,708           -             2,255,708
                                                                ----------     ----------         ----------
Operating Income                                                   251,328           -               251,328

Interest Expense:
  Interest on long-term debt                                        41,332                            41,332
  Interest on rate reduction bonds                                  75,705                            75,705
  Other interest                                                     3,925          8,456  b          12,381
                                                                ----------     ----------         ----------
     Interest expense, net                                         120,962          8,456            129,418
                                                                ----------     ----------         ----------
Other Income, Net                                                   22,112                            22,112
                                                                ----------     ----------         ----------
Income Before Income Tax Expense                                   152,478         (8,456)           144,022
Income Tax Expense                                                  66,866         (3,383) b          63,484
                                                                ----------     ----------         ----------
Net Income/(Loss)                                               $   85,612     $   (5,074)        $   80,538
                                                                ==========     ==========         ==========


THE CONNECTICUT LIGHT AND POWER COMPANY AND SUBSIDIARIES
3.2  PRO FORMA STATEMENT OF RETAINED EARNINGS
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                        PRO
                                                                                                       FORMA
                                                                                                      GIVING
                                                                                    PRO               EFFECT
                                                                                   FORMA                TO
                                                                  PER BOOK          ADJ.                ADJ.
Balance at beginning of period                                  $  286,901     $                  $  286,901

Net income                                                          85,612         (5,074) b          80,538

Cash dividends on preferred stock                                   (5,559)                           (5,559)

Cash dividends on common stock                                     (60,145)                          (60,145)

Allocation of benefits - ESOP                                        1,745                             1,745
                                                                ----------     ----------         ----------
Balance at end of period                                        $  308,554     $   (5,074)        $  303,480
                                                                ==========     ==========         ==========


THE CONNECTICUT LIGHT AND POWER COMPANY AND SUBSIDIARIES
3.2  PRO FORMA CAPITAL STRUCTURE
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                        PRO
                                                                                                       FORMA
                                                                                                      GIVING
                                                                                    PRO               EFFECT
                                                                                   FORMA                TO
                                                                  PER BOOK          ADJ.                ADJ.
Long-term debt*                                                 $  827,866     $                  $  827,866

Preferred stock - Nonredeemable                                    116,200                           116,200

Common stockholder's equity                                        695,842         (5,074)  b        690,768
                                                                ----------     ----------         ----------
        Total Capitalization                                    $1,639,908     $   (5,074)        $1,634,834
                                                                ==========     ==========         ==========

*Does not include current portion.


THE CONNECTICUT LIGHT AND POWER COMPANY AND SUBSIDIARIES
3.2  PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)

                                                          Debit          Credit
a) Cash                                                 375,000
     Notes payable to banks                                             375,000

   To record the issuance of
   additional short-term debt.


b) Other interest                                         8,456
   Accrued taxes                                          3,383
      Accrued interest                                                    8,456
      Income tax expense                                                  3,383

   To record interest expense
   associated with increased level of
   short-term debt and related tax effect.